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                                                                    EXHIBIT 23.2

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 3, 1999 and July 22, 1998 in the Post-Effective Amendment No. 1 to the Registration Statement on (Form S-1,
No. 333-60111) and related Prospectus of Superior Financial Corp. for the registration of 10,079,703 shares of its common stock and $60,000,000 of 8.65% Senior Notes due April 1, 2003.

/s/ Ernst & Young LLP

Little Rock, Arkansas
March 26, 1999